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                                                                     Exhibit 5.1




                       Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                                  New York, NY 10019






                                   January 21, 1998



Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178

                          REGISTRATION STATEMENT ON FORM S-3
                             REGISTRATION NO. 333-43269

Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of (i) the Company's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) the Company's Warrants (the "Warrants" and, collectively with the Debt Securities, the "Securities") and (iii) shares of the Class A Common Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the "Class A Common Stock"). The Securities and the Class A Common Stock are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. The aggregate public offering price of the Securities and Class A Common Stock will not exceed $730,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities or Warrants are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company).

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Carnival Corporation                                                           2

          The Senior Debt Securities are to be issued under an Indenture, dated as of March 1, 1993, between the Company and First Trust National Association ("First Trust"), as Trustee (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the trustee thereunder (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"). The Warrants are to be issued pursuant to either a warrant agreement relating to Warrants to purchase Debt Securities or a warrant agreement relating to other types of Warrants, each between the Company, as issuer, and a warrant agent (collectively, the "Warrant Agreements").

          In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement (including the exhibits and amendments thereto), (ii) the forms of the Indentures filed as exhibits to the Registration Statement, and (iii) records of certain of the Company's corporate proceedings relating, among other things, to the proposed issuance and sale of the Securities and Class A Common Stock. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing such documents, none of which facts we have independently verified. We have relied as to matters of fact upon certificates of officers of the Company.

          In rendering the opinion set forth below, we have assumed that (i) the Company has been duly organized and is validly existing in good standing under the laws of the Republic of Panama, (ii) the Company has the legal power and authority to enter into and perform its obligations under the Indentures, the Warrant Agreements and the Securities, (iii) the execution, delivery and performance by the Company of the Indentures, the Warrant Agreements and the Securities will not conflict with or violate the charter or by-laws of the Company, the laws of Panama or the terms of any agreement or instrument to which the Company is subject, (iv) the Senior Debt Indenture has been duly authorized by the parties thereto, and has been duly executed and delivered by First Trust,
(v) the Subordinated Debt Indenture shall have been duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement, (vi) the Senior Debt Indenture does, and the Subordinated Debt Indenture, when so executed and delivered, will, represent a valid and binding obligation of the appropriate trustee thereunder under the laws of its jurisdiction of incorporation and the State of New York and of the Company under the laws of the Republic of Panama, (vii) the Warrant Agreements will be duly authorized, executed and delivered by the parties thereto, and
(ix) the Warrant Agreements, when so executed and delivered, will represent

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Carnival Corporation                                                           3


a valid and binding obligation of the appropriate Warrant Agent under the laws of its jurisdiction of incorporation and the State of New York and of the Company under the laws of the Republic of Panama. We have also assumed, with respect to the Securities of a particular series or issuance offered (the "Offered Securities"), that (i) the terms of issue and sale of the Offered Securities shall have been duly established in accordance with the appropriate Indenture or Warrant Agreement, as the case may be, (ii) the Offered Securities shall have been duly authorized, issued and delivered by the Company and duly authenticated by the Trustee or Warrant Agent, as the case may be, all in accordance with the terms of the appropriate Indenture or Warrant Agreement, as the case may be, and against payment by the purchasers thereof at the agreed consideration therefor and (iii) the Offered Securities, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of the Company under the laws of the Republic of Panama. With regard to such assumptions, we refer you to the opinion of Tapia, Linares y Alfaro, Panamanian counsel to the Company, filed as Exhibit
5.2 to the Registration Statement.

          Based on the foregoing, we are of the opinion that:

          1. The Senior Debt Indenture does, and the Subordinated Debt Indenture and Warrant Agreements, when duly authorized, executed and delivered, will, represent valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, except as such enforceability may be subject to
(a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

          2. When issued, authenticated and delivered, the Offered Securities will be legal, valid and binding obligations of the Company under the laws of the State of New York enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such

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Carnival Corporation                                                           4


claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

          Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

          We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Validity of Securities" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                              Very truly yours,


                         /s/ Paul, Weiss, Rifkind, Wharton & Garrison


                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON